EXHIBIT 10(B)(5)


FOURTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
This Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 23, 1999 (this "Amendment"), is among SCI FUNDING, INC., a Delaware corporation ("Seller"), SCI TECHNOLOGY, INC., an Alabama corporation ("SCI"), SCI SYSTEMS, INC., a Delaware corporation ("Guarantor"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation ("RCC"), QUINCY CAPITAL CORPORATION, a Delaware corporation ("Quincy"; RCC and Quincy are collectively referred to as the "Purchasers"), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Purchasers ("Administrative Agent").
     Background 1. Seller, SCI, Guarantor, Purchasers and the Administrative Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of September 27, 1996, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 31, 1997, by the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of September 29, 1998, and by the Third Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 4, 1999 (the "Receivables Purchase Agreement").
     2. The parties hereto desire to amend the Receivables Purchase Agreement in certain respects as set forth herein. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
     SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
     SECTION 2. Facility Termination Date. Section 1.05(a) of the Receivables Purchase Agreement is hereby amended by deleting the date "September 30, 1999" and substituting therefor the date "April 30, 2000".
     SECTION 3. Special Concentration Limit. Schedule 2.04(c) to the Receivables Purchase Agreement is hereby amended by deleting the percentage "12%" every place it appears in the column labelled "Special Concentration Limit" and substituting therefor the percentage "9%".
     SECTION 4. Year 2000 Compliance. Section 6.02 and Section 6.03 of the Receivables Purchase Agreement are each hereby amended by adding an additional paragraph at the end thereof as follows: (j) Year 2000 Compliance. It has conducted a review and assessment of its or its Subsidiaries' operations that could be materially adversely affected by the Year 2000 Problem, and all of its or its Subsidiaries' computer applications that are material to its or its Subsidiaries' business and operations, or to its ability to service the Pool Receivables, are reasonably expected on a timely basis to perform properly date sensitive functions for all dates before and after January 1, 2000. The Year 2000 Problem, has not had, and is not reasonably expected to have, a Material Adverse Effect. Section 7.02(e) of the Receivables Purchase Agreement is hereby amended by inserting the phrase "and the reasonable possibility that the Year 2000 Problem will cause a Material Adverse Effect" after the phrase "Unmatured Termination Event" where it appears therein. Appendix A to the Receivables Purchase Agreement is hereby amended by adding the following definition thereto in the appropriate alphabetical order: "Year 2000 Problem" means the risks that computer applications may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.
     SECTION  5.  Representations  and  Warranties.  Each  of  Seller,  SCI  and
Guarantor hereby represent and warrant that (i) the representations and warranties set forth in Article VI of the Receivables Purchase Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date and shall be deemed to have been made on such date (except to the extent they relate solely to an earlier date, in which event they were true and correct as of such earlier date) and (ii) after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or Unmatured Termination Event.
     SECTION 6. Miscellaneous. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Seller, SCI and Guarantor, jointly and severally, agree to pay on demand all costs and expenses, including all reasonable attorneys' fees and disbursements, actually incurred by the Administrative Agent in connection with the negotiation, preparation, execution or delivery of this Amendment.

FOURTH AMENDMENT TO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.
Pro Rata Share of                               RECEIVABLES CAPITAL CORPORATION
Purchase Limit and
Purchases:
$125,000,000                                              By:
50%                                                            Name Printed:
                                                                   Its:



Pro Rata Share                                     QUINCY CAPITAL CORPORATION
of Purchase Limit and
Purchases:
$125,000,000                                           By:
50%                                                         Name Printed:
                                                                 Its:


BANK OF AMERICA, N.A., as the
Administrative Agent
By:
Name Printed:
Its:


SCI FUNDING, INC.
By:
Name Printed:
Its:
SCI TECHNOLOGY, INC.
By:
Name Printed:
Its:
SCI SYSTEMS, INC.
By:
Name Printed:
Its: